UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 21, 2020, Cara Therapeutics, Inc. (the “Company”) issued a press release announcing top-line data from its KALM-2 pivotal Phase 3 trial of KORSUVA™ (CR845/difelikefalin) Injection in hemodialysis patients with moderate-to-severe chronic kidney disease-associated pruritus (“CKD-aP”). The Company will hold a conference call to discuss the results at 8:30 a.m. ET on April 21, 2020. A copy of the press release and the presentation to be discussed on the conference call are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 8.01	Other Information.

On April 21, 2020, the Company issued a press release announcing top-line data from its KALM-2 pivotal Phase 3 trial of KORSUVA Injection in hemodialysis patients with moderate-to-severe CKD-aP.

KALM-2 is a Phase 3, global, multicenter, randomized, double-blind, placebo-controlled, 12-week trial (with a 52-week open label extension phase) designed to evaluate the safety and efficacy of 0.5 mcg/kg KORSUVA Injection in 473 hemodialysis patients with moderate-to-severe pruritus. The primary efficacy endpoint is the proportion of patients achieving at least a three-point improvement from baseline in the weekly mean of the daily 24-hour worst itching intensity numeric rating scale, or WI-NRS, score at week 12. Secondary endpoints include assessment of the proportion of patients achieving four-point or greater improvement from baseline in weekly mean of the daily 24-hour WI-NRS score at week 12, as well as itch-related quality of life changes measured using the validated self-assessment Skindex-10 and 5-D itch scales.

Primary Endpoint: The proportion of patients on 0.5 mcg/kg of KORSUVA Injection achieving a three-point or greater improvement from baseline in the weekly mean of the daily 24 hour WI-NRS score at week 12 was 54% vs. 42% for patients on placebo (p=0.02).

Key Secondary Endpoint: The proportion of patients on 0.5 mcg/kg of KORSUVA Injection achieving a four-point or greater improvement from baseline in the weekly mean of the daily 24 hour WI-NRS score at week 12 was 41% vs. 28% for patients on placebo (p=0.01).

Itch-Related Quality of Life Measures. Patients on KORSUVA Injection experienced a 12% and 29% numerical improvement in the average total Skindex-10 and total 5-D Itch scores, respectively, which did not meet statistical significance.

Safety and Tolerability: KORSUVA was generally well-tolerated with a safety profile consistent with that seen in KALM-1 and in the KORSUVA clinical program in patients with CKD-aP. Overall, the incidence of adverse events (“AEs”) and serious AEs were similar across both KORSUVA and placebo groups. The most common treatment-emergent AEs reported in >5% of patients were diarrhea (8.1% KORSUVA vs. 5.5% placebo), fall (6.8% KORSUVA vs. 5.1% placebo), vomiting (6.4% KORSUVA vs. 5.9% placebo), nausea (6.4% KORSUVA vs. 4.2% placebo) and dizziness (5.5% KORSUVA vs. 5.1 % placebo).

The Company remains on track to submit its New Drug Application to the U.S. Food and Drug Administration for KORSUVA Injection in the second half of 2020, and anticipates submitting for marketing approval to the European Medicines Agency shortly thereafter.

Forward-looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning plans, strategies and expectations for the future, including the planned timing of future regulatory submissions. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained herein speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
99.1	Press release dated April 21, 2020.
99.2	Presentation dated April 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ Derek Chalmers, Ph.D., D.Sc.
Derek Chalmers, Ph.D., D.Sc.
President and Chief Executive Officer

Date: April 21, 2020